EXHIBIT 23.1


Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-118323) pertaining to the Biomet, Inc. 401(k) Profit Sharing Plan of Biomet, Inc. of our report dated October 26, 2005, with respect to the financial statements and schedules of the Biomet, Inc. 401(k) Profit Sharing Plan included in this Annual Report (Form 11-K) for the year ended
May 31, 2005.

                                                   /s/ Ernst & Young LLP
Indianapolis, Indiana
November 23, 2005